Exhibit 3.1

CERTIFICATE OF AMENDMENT

OF

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

TFF PHARMACEUTICALS, INC.

TFF Pharmaceuticals, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

1.That the certificate of incorporation is hereby amended by replacing Article FOURTH thereof with the following:

“FOURTH: The Corporation is authorized to issue one class of stock. The authorized capital stock of the Corporation shall consist of one hundred eighty million (180,000,000) shares which shall be designated as Common Stock, each with a par value of $0.001.”

2. That this amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, TFF Pharmaceuticals, Inc. has caused this Certificate of Amendment to be signed by its authorized officer, as of November 21, 2023.

TFF PHARMACEUTICALS, INC.

By:	/s/ Kirk Coleman
Kirk Coleman,
Secretary and Chief Financial Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:19PM
11/21/2023 FILED
06:19PM11/21/2023
SR 20234036591 -
File Number 6725367